CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of the Registration Statement of Highland Global Allocation Fund (File No. 333-229628), on Form N-2 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

/s/ K&L Gates LLP

K&L Gates LLP

February 13, 2019